EXHIBIT 23.2

                                                                   Partnership of:
             DALE MATHESON  Vancouver       Robert J. Burkart Inc.    James F. Carr-Hilton Ltd.  Alviri F. Dale Ltd.
   CARR-HILTON LABONTE LLP                  Reginald J. LaBonte Ltd.  Robert J. Matheson Inc.    Rakesh I. Patel Inc.
--------------------------  South Surrey    Hardy Baxter Inc.         Michael K. Braum Inc.      Rick Carabetta Inc.
DMCL CHARTERED ACCOUNTANTS                  Peter J. Donaldson Inc.
                            Port Coquillam  Winfred A. Jacobson Inc.  Brian A. Shaw Inc.         Anthony L. Soda Inc.
                                            Fraser G. Ross Ltd.


February 2, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E., Washington, D.C. 20549

     Re: Cigma Metals Corporation - Form SB-2 Registration Statement

Dear Sirs:

     As independent registered public accountants, we hereby consent to the use of our Report to the Stockholders and Board of Cigma Metals Corporation dated April 11, 2006, except for Note 11 which is dated September 7, 2006, on the consolidated financial statements of the Company as at December 31, 2005 and the consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and for the period from January 13, 1989 (inception) to December 31, 2005, as included in the amended Registration Statement on Form SB2 (SEC File No. 333-136755) as filed by Cigma Metals Corporation on, or about, February 1, 2007 (the "Registration Statement").

     In addition, we also consent to the reference to our firm included under the heading "Experts" in the Registration Statement.

Yours truly,

"DMCL"


Dale Matheson Carr-Hilton LaBonte LLP
"DMCL" Chartered Accountants
Vancouver, British Columbia

A MEMBER OF MGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUSINESS ADVISORS

Vancouver       Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada
                V6E 4G1, Tel: 604 687 4747 - Fax: 604 689 2778 - Main Reception

South Surrey    Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A6E7,
                Tel: 604 531 1154 - Fax: 604 538 2613

Port Coquitlam  P.O. Box 217, Suite 700, 2755 Lougheed Highway,  Port
                Coquitlam, B.C., Canada V3C 3V7, Tel: 604 941 8266 -
                Fax: 604 941 0971